File 333180296
Rule 424 b3


AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
OneFifth 15 of One Share

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR SHARES OF COMMON
STOCK, OF
ORIENTAL LAND CO., LTD.
INCORPORATED UNDER THE
LAWS OF JAPAN
       The Bank of New York Mellon,
as depositary hereinafter called the
Depositary, hereby certifies i that there have been deposited with the Depositary or its agent, nominee, custodian, clearing agency or correspondent, the securities described above Shares or evidence of the right to receive such Shares, ii that at the date hereof each American Depositary Share evidenced by this Receipt represents the amount of Shares shown above, and that or registered assigns IS THE OWNER
OF  AMERICAN DEPOSITARY
SHARES
hereby evidenced and called, and except
as otherwise herein expressly provided,
is entitled upon surrender at the
Corporate Trust Office of the
Depositary, New York, New York of
this Receipt duly endorsed for transfer
and upon payment of the charges as
provided on the reverse of this Receipt
and in compliance with applicable laws
or governmental regulations, at Owners
option 1 to delivery at the office of the
agent, nominee, custodian, clearing
agency or correspondent of the
Depositary, to a person specified by
Owner, of the amount of Deposited
Securities represented hereby or
evidence of the right to receive the same
or 2 to have such Deposited Securities
forwarded at his cost and risk to him at
the Corporate Trust Office of the
Depositary.  The words Deposited
Securities wherever used in this Receipt
shall mean the Shares deposited under
the agreement created by the Receipts as
hereinafter defined including such
evidence of the right to receive the
same, and any and all other securities,
cash and other property held by the
Depositary in place thereof or in
addition thereto as provided herein.  The
word Owner wherever used in this
Receipt shall mean the name in which
this Receipt is registered upon the books
of the Depositary from time to time.
The Depositarys Corporate Trust Office
is located at a different address than its
principal executive office. Its Corporate
Trust Office is located at 101 Barclay
Street, New York, New York 10286,
and its principal executive office is
located at One Wall Street, New York,
New York 10286.
1.	RECEIPTS.
	This American
Depositary Receipt this Receipt is one
of a continuing issue of American
Depositary Receipts collectively, the
Receipts, all evidencing rights of like
tenor with respect to the Deposited
Securities, and all issued or to be issued
upon the terms and subject to the
conditions herein provided, which shall
govern the continuing arrangement by
the Depositary with respect to initial
deposits as well as the rights of holders
and Owners of Receipts subsequent to
such deposits.
	The issuer of the
Receipts is deemed to be the legal entity
resulting from the agreement herein
provided for.
	The issuance of
Receipts against deposits generally may
be suspended, or the issuance of
Receipts against the deposit of particular
Shares may be withheld, if such action
is deemed necessary or advisable by the
Depositary at any time and from time to
time because of any requirements of any
government or governmental body or
commission or for any other reason.
The Depositary assumes no liability
with respect to the validity or worth of
the Deposited Securities.
2.	TRANSFER OF
RECEIPTS.
	Until the surrender
of this Receipt in accordance with the
terms hereof, the Depositary will
maintain an office in the Borough of
Manhattan, The City of New York, for
the registration of Receipts and transfers
of Receipts where the Owners of the
Receipts may, during regular business
hours, inspect the transfer books
maintained by the Depositary that list
the Owners of the Receipts.  The
transfer of this Receipt is registrable on
the books of the Depositary at its
Corporate Trust Office by the holder
hereof in person or by duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes, and the fees
and expenses of the Depositary and
upon compliance with such regulations,
if any, as the Depositary may establish
for such purpose.  This Receipt may be
split into other such Receipts, or may be
combined with other such Receipts into
one Receipt, representing the same
aggregate number of American
Depositary Shares as the Receipt or
Receipts surrendered.  Upon such split
or combination not involving a transfer,
a charge will be made as provided
herein.  The Depositary may close the
transfer books at any time or from time
to time when deemed expedient by it in
connection with the performance of its
duties hereunder.
3.	PROOF OF
CITIZENSHIP OR RESIDENCE.
	The Depositary may
require any holder or Owner of
Receipts, or any person presenting
securities for deposit against the
issuance of Receipts, from time to time,
to file such proof of citizenship or
residence and to furnish such other
information, by affidavit or otherwise,
and to execute such certificates and
other instruments as may be necessary
or proper to comply with any laws or
regulations relating to the issuance or
transfer of Receipts, the receipt or
distribution of dividends or other
property, or the taxation thereof or of
receipts or deposited securities, and the
Depositary may withhold the issuance or
registration of transfer of any Receipt or
payment of such dividends or delivery
of such property from any holder,
Owner or other person, as the case may
be, who shall fail to file such proofs,
certificates or other instruments.
4.	TRANSFERABIL
ITY RECORDOWNERSHIP.
	It is a condition of
this Receipt and every successive holder
and Owner of this Receipt by accepting
or holding the same consents and agrees,
that title to this Receipt, when properly
endorsed or accompanied by proper
instruments of transfer, is transferable
by delivery with the same effect as in
the case of a negotiable instrument
provided, however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the provisions
of Article 9 below, the Depositary,
notwithstanding any notice to the
contrary, may treat the person in whose
name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of
determining the person entitled to
distribution of dividends and for any
other purpose.
5.	TAX LIABILITY.
	The Depositary
shall not be liable for any taxes or
governmental or other assessments or
charges that may become payable in
respect of the Deposited Securities, but a
ratable part of any and all of the same,
whether such tax, assessment or charge
becomes payable by reason of any
present or future law, statute, charter
provision, bylaw, regulation or
otherwise, shall be payable by the
Owner hereof to the Depositary at any
time on request.  Upon the failure of the
holder or Owner of this Receipt to pay
any such amount, the Depositary may
sell for account of such Owner an
amount of the Deposited Securities
equal to all or any part of the amount
represented by this Receipt, and may
apply the proceeds in payment of such
obligations, the Owner hereof remaining
liable for any deficiency.
6.	REPRESENTATI
ONS AND WARRANTIES.
	Every person
presenting Shares for deposit shall be
deemed thereby to represent and warrant
that such Shares and each certificate, if
any, therefor are validly issued, fully
paid and nonassessable, that such Shares
were not issued in violation of any
preemptive or similar rights of the
holders of any securities and that the
person making such deposit is duly
authorized so to do.  Every such person
shall also be deemed to represent that
the deposit of such securities and the
sale of American Depositary Shares
representing such Shares by that person
in the United States are not restricted
under the Securities Act of 1933, as
amended the Securities Act of 1933.
Such representations and warranties
shall survive the deposit of such
securities and issuance of Receipts.
	This Receipt is
issued subject, and all rights of the
holder or Owner hereof are expressly
subject, to the terms and conditions set
forth on both sides of this Receipt, all of
which form a part of the agreement
evidenced in this Receipt and to all of
which the holder or Owner hereof by
accepting this Receipt consents.
7.	REPORTS OF
ISSUER OF DEPOSITED
SECURITIES VOTING RIGHTS.
	As of the date of the establishment
of the program for issuance of Receipts
by the Depositary, the Depositary
believed, based on limited investigation,
that the issuer of the Deposited
Securities either i furnished the
Securities and Exchange Commission
the Commission with certain public
reports and documents required by
foreign law or otherwise or ii published
information in English on its Internet
website at httpwww.olc.co.jp or another
electronic information delivery system
generally available to the public in its
primary trading market, in either case in
compliance with Rule 12g32b under the
Securities and Exchange Act of 1934 as
in effect and applicable to that issuer at
that time.  However, the Depositary
does not assume any duty to determine
if the issuer of the Deposited Securities
is complying with the current
requirements of Rule 12g32b or to take
any action if that issuer is not complying
with those requirements.
	The Depositary
shall be under no obligation to give
notice to the holder or Owner of this
Receipt of any meeting of shareholders
or of any report of or communication
from the issuer of the Deposited
Securities, or of any other matter
concerning the affairs of such issuer,
except as herein expressly provided.
The Depositary undertakes to make
available for inspection by holders and
Owners of the Receipts at its Corporate
Trust Office, any reports and
communication received from the issuer
of the Deposited Securities that are both
i received by the Depositary as the
holder of the Deposited Securities and ii
made generally available to the holders
of the Deposited Securities by the issuer
thereof.  Such reports and
communications will be available in the
language in which they were received
by the Depositary from the issuer of the
Deposited Securities, except to the
extent, if any, that the Depositary in its
sole discretion elects to both i translate
into English any of such reports or
communications that were not in
English when received by the
Depositary and ii make such
translations, if any, available for
inspection by holders and Owners of the
Receipts.  The Depositary has no
obligation of any kind to translate any of
such reports or communications or to
make such translation, if any, available
for such inspection.
	The Depositary
may, in its discretion, exercise, in any
manner, or not exercise, any and all
voting rights that may exist in respect of
the Deposited Securities.  The
Depositary may, but assumes no
obligation to, notify Owners of an
upcoming meeting of holders of
Deposited Securities or solicit
instructions from Owners as to the
exercise of any voting rights with
respect to the Deposited Securities.
Upon the written request of the Owner
of this Receipt and payment to it of any
expense involved, the Depositary may,
in its sole discretion, but assumes no
obligation to, exercise any voting rights
with respect to the amount of the
Deposited Securities represented by the
American Depositary Shares evidenced
by this Receipt in accordance with that
request.
8.	DISTRIBUTIONS
..
	Until the surrender
of this Receipt, the Depositary a shall
distribute or otherwise make available to
the Owner hereof, at a time and in such
manner as it shall determine, any
distributions of cash, Shares or other
securities or property other than
subscription or other rights and b may
distribute or otherwise make available to
the Owner hereof, at a time and in such
manner as it shall determine, any
distributions of subscription or other
rights, in each case received with respect
to the amount of Deposited Securities
represented hereby, after deduction, or
upon payment of the fees and expenses
of the Depositary described in Article 13
below, and the withholding of any taxes
in respect thereof provided, however,
that the Depositary shall not make any
distribution for which it has not received
satisfactory assurances, which may be
an opinion of United States counsel, that
the distribution is registered under, or is
exempt from or not subject to the
registration requirements of, the
Securities Act of 1933 or any other
applicable law.  If the Depositary is not
obligated, under the preceding sentence,
to distribute or make available a
distribution under the preceding
sentence, the Depositary may sell such
Shares, other securities, subscription or
other rights, securities or other property,
and the Depositary shall distribute the
net proceeds of a sale of that kind to the
Owners entitled to them, after deduction
or upon payment of the fees and
expenses of the Depositary described in
Article 13 below and the withholding of
any taxes in respect thereof.  In lieu of
distributing fractional American
Depositary Shares for distributed Shares
or other fractional securities, the
Depositary may, in its discretion, sell
the amount of securities or property
equal to the aggregate of those fractions.
In the case of subscription or other
rights, the Depositary may, in its
discretion, issue warrants for such
subscription or other rights andor seek
instructions from the Owner of this
Receipt as to the disposition to be made
of such subscription or other rights.  If
the Depositary does not distribute or
make available to Owners or sell
distributed subscription or other rights,
the Depositary shall allow those rights
to lapse.  Sales of subscription or other
rights, securities or other property by the
Depositary shall be made at such time
and in such manner as the Depositary
may deem advisable.
	If the Depositary
shall find in its opinion that any cash
distribution is not convertible in its
entirety or with respect to the Owners of
a portion of the Receipts, on a
reasonable basis into U.S. Dollars
available to it in the City of New York,
or if any required approval or license of
any government or agency for such
conversion is denied or is not obtainable
within a reasonable period, the
Depositary may in its discretion make
such conversion and distribution in U.S.
Dollars to the extent possible, at such
time and rates of conversion as the
Depositary shall deem appropriate, to
the Owners entitled thereto and shall
with respect to any such currency not
converted or convertible either
i distribute such foreign currency to the
holders entitled thereto or ii hold such
currency for the respective accounts of
such Owners uninvested and without
liability for interest thereon, in which
case the Depositary may distribute
appropriate warrants or other
instruments evidencing rights to receive
such foreign currency.
9.	RECORD DATES
ESTABLISHED BY DEPOSITARY.
	Whenever any cash
dividend or other cash distribution shall
become payable or any distribution
other than cash shall be made, or
whenever rights shall be offered, with
respect to Deposited Securities, or
whenever the Depositary shall receive
notice of any meeting of Owners of
Deposited Securities, or whenever it is
necessary or desirable to determine the
Owners of Receipts, the Depositary will
fix a record date for the determination of
the Owners generally or the Owners of
Receipts who shall be entitled to receive
such dividend, distribution or rights, or
the net proceeds of the sale thereof, to
give instructions for the exercise of
voting rights at any such meeting or
responsible for any other purpose for
which the record date was set.
10.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
	Upon i any change
in nominal value or any subdivision,
combination or any other
reclassification of the Deposited
Securities, or ii any recapitalization,
reorganization, sale of assets
substantially as an entirety, merger or
consolidation affecting the issuer of the
Deposited Securities or to which it is a
party, or iii the redemption by the issuer
of the Deposited Securities at any time
of any or all of such Deposited
Securities provided the same are subject
to redemption, then and in any such case
the Depositary shall have the right to
exchange or surrender such Deposited
Securities and accept and hold
hereunder in lieu thereof  other shares,
securities, cash or property to be issued
or delivered in lieu of or in exchange
for, or distributed or paid with respect
to, such Deposited Securities.  Upon any
such exchange or surrender, the
Depositary shall have the right, in its
discretion, to call for surrender of this
Receipt in exchange upon payment of
fees and expenses of the Depositary for
one or more new Receipts of the same
form and tenor as this Receipt, but
describing the substituted Deposited
Securities.  In any such case the
Depositary shall have the right to fix a
date after which this Receipt shall only
entitle the Owner to receive such new
Receipt or Receipts.  The Depositary
shall mail notice of any redemption of
Deposited Securities to the Owners of
Receipts, provided that in the case of
any redemption of less than all of the
Deposited Securities, the Depositary
shall select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of
Receipts evidencing those American
Depositary Shares.  The sole right of the
Owners of Receipts evidencing
American Depositary Shares designated
for redemption after the mailing of such
notice of redemption shall be to receive
the cash, rights and other property
applicable to the same, upon surrender
to the Depositary and upon payment of
its fees and expenses of the Receipts
evidencing such American Depositary
Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary shall not incur
any liability to any holder or Owner of
this Receipt i if by reason of any
provisions of any present or future law
of the United States of America, any
state thereof, or of any other country, or
of any governmental or regulatory
authority, or by reason of any provision,
present or future, of the charter or
articles of association or similar
governing document of the issuer or of
the Deposited Securities, the Depositary
shall be prevented, delayed or forbidden
from or subjected to any civil or
criminal penalty or extraordinary
expenses on account of doing or
performing any act or thing which by
the terms hereof it is provided shall be
done or performed, ii by reason of any
nonperformance or delay, caused as
specified in clause i above, in the
performance of any act or thing which
by the terms of this Receipt it is
provided shall or may be done or
performed, iii by reason of any exercise
of, or failure to exercise, any discretion
provided for herein, iv for the inability
of any Owner or holder to benefit from
any distribution, offering, right or other
benefit which is made available to
holders of Deposited Securities but is
not made available to Owners or
holders, v for any special, consequential
or punitive damages for any breach of
the terms of this Receipt or vi arising
out of any act of God, terrorism or war
or any other circumstances beyond its
control.
       The Depositary shall not be
responsible for any failure to carry out
any requests to vote any Deposited
Securities or for the manner or effect of
any vote that is cast either with or
without the request of any Owner, or for
not exercising any right to vote any
Deposited Securities.
       The Depositary does not assume
any obligation and shall not be subject
to any liability to holders or Owners
hereunder other than agreeing to act
without negligence or bad faith in the
performance of such duties as are
specifically set forth herein.
       The Depositary shall be under
no obligation to appear in, prosecute or
defend, any action, suit or other
proceeding in respect of any of the
Deposited Securities or in respect of the
Receipts on behalf of Owners or holders
or any other persons.  The Depositary
shall not be liable for any action or
nonaction by it in reliance upon the
advice of or information from legal
counsel, accountants or any other
persons believed by it in good faith to be
competent to give such advice or
information.
       The Depositary, subject to
Article 14 hereof, may itself become the
owner of and deal in securities of any
class of the issuer of the Deposited
Securities and in Receipts of this issue.
12.	TERMINATION
OF AGREEMENT AND
SURRENDER OF THIS RECEIPT.
	The Depositary may
at any time terminate the agreement
evidenced by this Receipt and all other
Receipts by mailing notice of such
termination to the Owners of all
Receipts then outstanding at their
addresses appearing upon the books of
the Depositary, at least thirty days prior
to the date fixed in such notice for
termination.  On and after such date of
termination the Owner hereof, upon
surrender of this Receipt at the
Corporate Trust Office of the
Depositary, will be entitled to delivery
of the amount of the Deposited
Securities represented hereby upon the
same terms and conditions, and upon
payment of a fee at the rates provided
herein with respect to the surrender of
this Receipt for Deposited Securities and
on payment of applicable taxes and
charges.  The Depositary may convert
any dividends received by it in cash
after the termination date into U.S.
Dollars as herein provided, and after
deducting therefrom the fees of the
Depositary and referred to herein and
any taxes and governmental charges and
shall thereafter hold the balance of said
dividends for the pro rata benefit of the
Owners of the respective Receipts.  As
to any Receipts not so surrendered
within thirty days after such date of
termination the Depositary shall
thereafter have no obligation with
respect to the collection or disbursement
of any subsequent dividends or any
subscriptions or other rights accruing on
the Deposited Securities.  After the
expiration of three months from such
date of termination the Depositary may
sell any remaining Deposited Securities
in such manner as it may determine, and
may thereafter hold uninvested the net
proceeds of any such sale or sales
together with any dividends received
prior to such sale or the U.S. Dollars
received on conversion thereof,
unsegregated and without liability for
any interest thereon, for the pro rata
benefit of the Owners of the Receipts
that have not theretofore been
surrendered for cancellation, such
Owners thereupon becoming general
creditors of the Depositary with respect
to such net proceeds.  After making such
sale, or if no such sale can be made after
the expiration of one year from such
date of termination, the Depositary shall
be discharged from all obligations
whatsoever to the holders and Owners
of the Receipts except to make
distribution of the net proceeds of sale
and of such dividends after deducting all
fees, charges and expenses of the
Depositary or of the Deposited
Securities, in case no sale can be made,
upon surrender of the Receipts.
13.	CERTAIN FEES
AND CHARGES OF THE
DEPOSITARY.
	The Depositary may charge any
party depositing or withdrawing Shares,
any party transferring or surrendering
Receipts, any party to whom Receipts
are issued including issuance pursuant to
a stock dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or Owners,
as applicable, i fees for the delivery or
surrender of Receipts and deposit or
withdrawal of Shares, ii fees for
distributing cash, Shares or other
property received in respect of
Deposited Securities, iii taxes and other
governmental charges, iv registration or
custodial fees or charges relating to the
Shares, v cable, telex and facsimile
transmission expenses, vi foreign
currency conversion expenses and fees,
vii depositary servicing fees and viii any
other fees or charges incurred by the
Depositary or its agents in connection
with the Receipt program.  The
Depositarys fees and charges may differ
from those of other depositaries.  The
Depositary reserves the right to modify,
reduce or increase its fees upon thirty 30
days notice to the Owner hereof.  The
Depositary will provide, without charge,
a copy of its latest schedule of fees and
charges to any party requesting it.
	The Depositary may
charge fees for receiving deposits and
issuing Receipts, for delivering
Deposited Securities against surrendered
Receipts, for transfer of Receipts, for
splits or combinations of Receipts, for
distribution of each cash or other
distribution on Deposited Securities, for
sales or exercise of rights, or for other
services performed hereunder.  The
Depositary reserves the right to modify,
reduce or increase its fees upon thirty 30
days notice to the Owner hereof.  The
Depositary will provide, without charge,
a copy of its latest fee schedule to any
party requesting it.
14.	PRERELEASE
OF RECEIPTS.
	Notwithstanding
any other provision of this Receipt, the
Depositary may execute and deliver
Receipts prior to the receipt of Shares
PreRelease. The Depositary may
deliver Shares upon the receipt and
cancellation of Receipts which have
been PreReleased, whether or not such
cancellation is prior to the termination
of such PreRelease or the Depositary
knows that such Receipt has been
PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be a preceded or
accompanied by a written representation
from the person to whom Receipts or
Shares are to be delivered that such
person, or its customer, owns the Shares
or Receipts to be remitted, as the case
may be, b at all times fully collateralized
with cash or such other collateral as the
Depositary deems appropriate,
c terminable by the Depositary on not
more than five 5 business days notice,
and d subject to such further indemnities
and credit regulations as the Depositary
deems appropriate.  The number of
American Depositary Shares which are
outstanding at any time as a result of
PreReleases will not normally exceed
thirty percent 30% of the Shares
deposited with the Depositary provided,
however, that the Depositary reserves
the right to change or disregard such
limit from time to time as it deems
appropriate.
	The Depositary may
retain for its own account any
compensation received by it in
connection with the foregoing.
15.	COMPLIANCE
WITH U.S. SECURITIES LAWS.
	Notwithstanding
any terms of this Receipt to the contrary,
the Depositary will not exercise any
rights it has under this Receipt to
prevent the withdrawal or delivery of
Deposited Securities in a manner which
would violate the United States
securities laws including, but not limited
to, Section 1A1 of the General
Instructions to the Form F6 Registration
Statement, as amended from time to
time, under the Securities Act of 1933.
16.	GOVERNING
LAW VENUE OF ACTIONS JURY
TRIAL WAIVER.
	This Receipt shall
be interpreted and all rights hereunder
and provisions hereof shall be governed
by the laws of the State of New York.
	All actions and
proceedings brought by any Owner or
holder of this Receipt against the
Depositary arising out of or relating to
the Shares or other Deposited Securities,
the American Depositary Shares or the
Receipts, or any transaction
contemplated herein, shall be litigated
only in courts located within the State of
New York.
	EACH OWNER
AND HOLDER HEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY
IN ANY SUIT, ACTION OR
PROCEEDING AGAINST THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES,
THE AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS, OR
ANY TRANSACTION
CONTEMPLATED HEREIN, OR THE
BREACH HEREOF, INCLUDING
WITHOUT LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY.
17.	AMENDMENT
OF RECEIPTS.
       The form of the Receipts and
the agreement created thereby may at
any time and from time to time be
amended by the Depositary in any
respect which it may deem necessary or
desirable. Any amendment which shall
prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty 30 days after notice of such amendment shall have been given to the Owners of outstanding
Receipts provided, however, that such
thirty 30 days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every
Owner and holder of a Receipt at the
time any amendment so becomes
effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited Securities represented by the American Depositary
Shares evidenced thereby, except in
order to comply with mandatory
provisions of applicable law.